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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Consent Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GATEWAY ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)
GEC HOLDING, LLC FREDERICK M. PEVOW, JR. PERIN GREG DEGEURIN DAVID F. HUFF JOHN O. NIEMANN, JR. PAUL G. VANDERLINDEN, III
(Name of Person(s) Filing Consent Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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GATEWAY ENERGY CORPORATION

 CONSENT STATEMENT
OF
GEC HOLDING, LLC AND FREDERICK M. PEVOW, JR.

        This consent statement and the enclosed WHITE consent card are being furnished by GEC Holding, LLC ("GEC Holding") and Frederick M. Pevow, Jr. ("Mr. Pevow" and, collectively with GEC Holding, "we" or "us") in connection with our solicitation of written consents from the holders of shares of common stock, par value $0.25 per share (the "Shares" or the "Common Stock"), of Gateway Energy Corporation, a Delaware corporation ("Gateway" or the "Company"), to take the following actions (each, a "Proposal" and collectively, the "Proposals") without a meeting of stockholders, as authorized by the General Corporation Law of the State of Delaware (the "DGCL"):

Proposal 1.	Remove, without cause, all members of the Company's Board of Directors (the "board of directors" or the "Board") (and any person or persons, other than those elected pursuant to this consent solicitation, elected or appointed to the Board by any of such directors to fill any vacancy or newly created directorship prior to the effective date of these Proposals), other than John A. Raasch (if Mr. Raasch is willing to serve as a director of the Company if we obtain the necessary consents to approve Proposals 1 and 2).
Proposal 2.	Elect Perin Greg deGeurin, David F. Huff, John O. Niemann, Jr., Frederick M. Pevow, Jr. and Paul G. VanderLinden, III (each, a "Nominee" and collectively, the "Nominees") as directors of the Company.
Proposal 3.
Repeal any provision of the Company's Amended and Restated By-Laws (the "By-Laws") in effect at the time this proposal becomes effective that was not included in the By-Laws that became effective on March 24, 2010 and were filed with the Securities and Exchange Commission (the "SEC") on March 26, 2010.

        We believe that Proposals 1 and 2, if adopted, will provide the stockholders of Gateway with a Board comprised of highly qualified individuals committed to enhancing stockholder value.

        Proposal 3, if adopted, is meant to ensure that the incumbent Board does not limit the effect of your consent for Proposals 1 and 2 through changes in the By-Laws that have the effect of limiting existing stockholders' rights to take action in their capacity as stockholders of the Company.

        This consent statement is first being mailed to stockholders, along with the enclosed WHITE consent card, on or about April 2, 2010. This consent statement is also available on the Internet at www.icommaterials.com.

        None of the Proposals is subject to, or is conditioned upon, the adoption of the other Proposals; however, if none of the existing members of the Board are removed in Proposal 1, there will be no vacancies to fill and none of the Nominees can be elected in Proposal 2. Accordingly, we will not be seeking to elect the Nominees under Proposal 2 unless the stockholders also approve the removal, without cause, of one or more of the existing members of the Board (other than John A. Raasch). See "Consent Procedures" for additional information regarding the removal and election of directors. Proposals 1 and 2 will become effective without further action when written consents of stockholders holding a majority of the issued and outstanding Shares are delivered to the Company. Proposal 3 will become effective without further action when written consents of stockholders holding 66 2/3% of the issued and outstanding Shares are delivered to the Company.

        GEC Holding and Mr. Pevow beneficially own an aggregate of 5,438,265 Shares (approximately 28.0% of the Company's outstanding Common Stock based on 19,397,125 shares of Common Stock outstanding as of March 16, 2010 as reported in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 24, 2010) and intend to deliver a consent in favor of each of the Proposals.

        GEC Holding, Mr. Pevow and the Nominees are participants (collectively, the "Participants," and each, a "Participant") in this solicitation of written consents by us from the stockholders of the Company. Additional information concerning the Nominees is set forth in "The Proposals—Proposal 2: Election of Nominees" and Annex A, and additional information concerning the Participants is set forth in Annex B.

        WE ARE MAKING THIS CONSENT SOLICITATION ON OUR OWN BEHALF AND NOT BY OR ON BEHALF OF THE COMPANY. WE ARE ASKING THE STOCKHOLDERS OF THE COMPANY TO ACT BY WRITTEN CONSENT WITH RESPECT TO THESE PROPOSALS ON THE ACCOMPANYING WHITE CONSENT CARD OR VIA THE INTERNET.

        A consent solicitation is a process that allows a company's stockholders to act by submitting written consents to any proposed stockholder action in lieu of voting in person or by proxy at an annual or special meeting of stockholders. Whereas at special or annual meetings of stockholders at which a quorum is present, the election of directors are determined by a plurality of votes cast, a written consent solicitation requires the majority vote of all outstanding shares of a company entitled to vote on such action. Stockholder amendments to the By-Laws require approval by two-thirds of all outstanding Shares entitled to vote on such action, whether by written consent without a meeting of stockholders or by voting in person or by proxy at a meeting of stockholders at which a quorum is present.

        For the Proposals to be adopted, properly completed and unrevoked written consents to the Proposals must be delivered to Gateway within 60 calendar days of the date of the earliest dated consent delivered to the Company. Nevertheless, we urge you to submit your consent as soon as possible so that our Nominees can be seated on the Board as soon as possible. See "Consent Procedures" and "Special Instructions" for additional information regarding the submission of written consents.

        We may terminate this consent solicitation at any time. In addition, we reserve the right to solicit proxies from the Company's stockholders to be used at either the Company's annual meeting of stockholders, or otherwise, for the election of the Nominees or other nominees of ours representing at least a majority of the board of directors of the Company should this consent solicitation be terminated. Any such proxy solicitation would be made in accordance with the applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant to a definitive proxy statement on Schedule 14A.

IMPORTANT

PLEASE READ THIS CAREFULLY

        1.     If you hold your Shares in your own name, PLEASE SIGN, DATE AND RETURN the enclosed WHITE consent card in the postage-paid envelope provided or submit your consent to us via the Internet by accessing https://www.proxyvotenow.com/PEVOW (please note that you must type an "s" after http) and following the instructions provided.

        2.     If your Shares are held in the name of a brokerage firm, bank or other nominee, only it can execute a consent representing your Shares and only upon receipt of your specific instructions. Accordingly, you should follow the instructions included in the materials that you have received or contact the person responsible for your account and give instructions to consent to the Proposals on your behalf. We urge you to then confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to GEC Holding, LLC, c/o InvestorCom, Inc.,

65 Locust Avenue—Third Floor, New Canaan, CT 06840 so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        We urge you not to return any Revocation of Consent card sent to you by Gateway.

        WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

        If you have any questions or require any assistance in executing your WHITE consent card or submitting your consent via the Internet, please contact InvestorCom, Inc., the firm assisting us in the solicitation of consents:

InvestorCom, Inc.
65 Locust Avenue—Third Floor
New Canaan, CT 06840
Stockholders Call Toll Free: (877) 972-0090
Banks and Brokers Call: (203) 972-9300

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

        The following are some questions you, as a stockholder of the Company, may have, and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this consent statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this consent statement. We urge you to carefully read this entire consent statement (including the annexes hereto) prior to making any decision on whether to grant any consent.

Q:    Who is making the solicitation?

A:    Consents are being solicited by GEC Holding and Mr. Pevow and not on behalf of the Company. GEC Holding is a Delaware limited liability company formed by Mr. Pevow for the purpose of holding his investments in the securities of Gateway (although such securities are held by Mr. Pevow as of the date of this consent statement). Mr. Pevow is the sole member and manager of GEC Holding and owns 100% of its membership interests. Mr. Pevow is a private investor residing in Houston, Texas. GEC Holding and Mr. Pevow beneficially own an aggregate of 5,438,265 Shares. Additional information about GEC Holding and Mr. Pevow is set forth in "Information about GEC Holding and Frederick M. Pevow, Jr."

Q:    What are we asking that the stockholders consent to?

A:    We are asking you to consent to the following three Proposals: Proposal 1 seeks to remove the current members of the Board other than John A. Raasch. Proposal 2 seeks to replace those directors with the Nominees selected by us. Proposal 3 seeks to repeal any provision of the By-Laws in effect at the time Proposal 3 becomes effective that was not included in the By-Laws that became effective on March 24, 2010 and were filed with the SEC on March 26, 2010.

Q:    Why are GEC Holding and Mr. Pevow soliciting stockholder consents?

A:    We are soliciting your consent because we believe the other members of the Board are not pursuing the best strategy with enough urgency to protect and enhance your investment in the Company. We believe much more can be done to enhance stockholder value and that it is time for immediate change of the Company's directors (other than John A. Raasch). We believe the approval of our Proposals will provide the Company with a Board comprised of highly qualified individuals committed to enhancing stockholder value. Additional information concerning the background to, and our reasons for, this consent solicitation is set forth in "Background of the Consent Solicitation" and "Reasons for the Consent Solicitation." Information concerning our plans to enhance stockholder value is set forth in "Our Plans to Enhance Stockholder Value."

Q:    Who are GEC Holding's and Mr. Pevow's Nominees?

A:    Our Nominees are Perin Greg deGeurin, David F. Huff, John O. Niemann, Jr., Frederick M. Pevow, Jr. and Paul G. VanderLinden, III. The Nominees are highly qualified individuals with significant business experience and proven track records in the energy, accounting and financial sectors. We believe that the Nominees are independent of the Company under NASDAQ independence standards (which, based on publicly available information, we understand to be the independence standards applicable to the Company) and are not currently affiliated with GEC Holding or Mr. Pevow (with the exception of Mr. Pevow himself), or with the Company or any subsidiary of the Company. The principal occupation and business experience of each Nominee is set forth in "The Proposals—Proposal 2: Election of Nominees."

Q:    Who can give a written consent to the Proposals?

A:    If you are a record owner of Shares as of the close of business on the Record Date (as defined below), you have the right to consent to the Proposals. The Board has fixed April 11, 2010 as the record date for this consent solicitation (such date, the "Record Date").

Q:    When is the deadline for submitting consents?

A:    For the Proposals to be adopted, properly completed and unrevoked written consents to the Proposals must be delivered to Gateway within 60 calendar days of the date of the earliest dated consent delivered to the Company. Nevertheless, we urge you to submit your consent as soon as possible so that our Nominees can be seated on the Board as soon as possible. See "Consent Procedures" and "Special Instructions" for additional information regarding the submission of written consents.

Q:    How many consents must be granted in favor of the Proposals to adopt them?

A:    Proposals 1 and 2 will be adopted and become effective when properly completed, unrevoked consents are submitted by the holders of a majority of the outstanding Shares as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company. Proposal 3 will be adopted and become effective when properly completed, unrevoked consents are submitted by the holders of 66 2/3% of the outstanding Shares as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company. According to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 24, 2010, there were 19,397,125 shares of Common Stock outstanding as of March 16, 2010. Accordingly, assuming 19,397,125 shares of Common Stock outstanding as of the Record Date, the consent of the holders of at least 9,698,563 Shares is necessary to effect Proposals 1 and 2 and the consent of the holders of at least 12,931,417 Shares is necessary to effect Proposal 3.

Q:    May the consent solicitation be terminated?

A:    Yes, we may terminate the consent solicitation at any time. In addition, we reserve the right to solicit proxies from the Company's stockholders to be used at either the Company's annual meeting of stockholders, or otherwise, for the election of the Nominees or other nominees of ours representing at least a majority of the board of directors of the Company should the consent solicitation be terminated. Any such proxy solicitation would be made in accordance with the applicable provisions of Regulation 14A under the Exchange Act and pursuant to a definitive proxy statement on Schedule 14A.

Q:    What should I do to consent?

A:    If your Shares are registered in your own name, please sign, date and return the enclosed WHITE consent card today in the enclosed postage-paid envelope. In order for your consent to be valid, your consent card must be signed and dated. You may also submit your consent to us via the Internet by accessing https://www.proxyvotenow.com/PEVOW (please note that you must type an "s" after http) and following the instructions provided. Submitting your consent via the Internet authorizes your consent in the same manner as if you had signed, dated and returned a consent card.

        Please note, however, if your Shares are held in the name of a brokerage firm, bank or other nominee, only it can execute a consent representing your Shares and only upon receipt of your specific instructions. Accordingly, you should follow the instructions included in the materials that you have received or contact the person responsible for your account and give instructions to consent to the Proposals on your behalf. We urge you to then confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to GEC Holding, LLC, c/o InvestorCom, Inc., 65 Locust Avenue—Third Floor, New Canaan, CT 06840 so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

Q:    What should I do if I decide to revoke my consent?

A:    An executed consent card may be revoked at any time before the action authorized by the executed consent becomes effective by signing, dating and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Company or to GEC Holding, LLC, c/o InvestorCom, Inc., 65 Locust Avenue—Third Floor, New Canaan, CT 06840 or via the Internet by accessing https://www.proxyvotenow.com/PEVOW (please note that you must type an "s" after http). Although a revocation is effective if delivered to the Company, we request that either the originals or photostatic copies of all revocations of consents be mailed or delivered to InvestorCom, Inc. at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when consents to the Proposals have been received from the requisite stockholders of record on the Record Date.

        Please note, however, if your Shares are held in the name of a brokerage firm, bank or other nominee, only it can execute a revocation of a previously executed consent representing your Shares and only on receipt of your specific instructions. Accordingly, if you wish to revoke a previously executed consent, you should follow the instructions included in the materials that you have received or contact the person responsible for your account and give instructions to execute a written revocation on your behalf. You can also revoke your consent by signing, dating and returning a later dated consent card.

Q:    Whom should I call if I have questions about the solicitation?

A:    Please call InvestorCom, Inc., the firm assisting us in this solicitation, at (877) 972-0090 (toll free). Banks and brokers may call (203) 972-9300.

INFORMATION ABOUT GEC HOLDING AND FREDERICK M. PEVOW, JR.

        This consent solicitation is being made by GEC Holding and Frederick M. Pevow, Jr. It is not being made on behalf of the Company. GEC Holding is a Delaware limited liability company formed by Mr. Pevow for the purpose of holding his investments in the securities of Gateway (although such securities are held by Mr. Pevow as of the date of this consent statement). Mr. Pevow is the sole member and manager of GEC Holding and owns 100% of its membership interests. Mr. Pevow is a private investor residing in Houston, Texas. The business address of each of GEC Holding and Mr. Pevow is 910 Oak Valley Drive, Houston, TX 77024.

        GEC Holding and Mr. Pevow beneficially own an aggregate of 5,438,265 Shares (approximately 28.0% of the Company's outstanding Common Stock based on 19,397,125 shares of Common Stock outstanding as of March 16, 2010 as reported in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 24, 2010). Of the 5,438,265 Shares beneficially owned by GEC Holding and Mr. Pevow:

  •
  2,169,896 of the Shares are owned by Josh Buterin but are subject to a second amended voting agreement, dated March 16, 2010, between Mr. Pevow and Mr. Buterin (which amended and restated the amended voting agreement, dated February 26, 2010, between Mr. Pevow and Mr. Buterin, which amended and restated the voting agreement dated February 23, 2010, between Mr. Pevow and Mr. Buterin) (as so amended and restated, the "Buterin Voting Agreement"), pursuant to which Mr. Buterin agreed to vote 2,169,896 Shares owned by Mr. Buterin as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares;

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  259,950 of the Shares are owned by Betty Davis but are subject to a voting agreement, dated February 25, 2010, between Mr. Pevow and Ms. Davis (the "Davis Voting Agreement"), pursuant to which Ms. Davis agreed to vote 259,950 Shares owned by Ms. Davis as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares;

  •
  308,602 of the Shares are owned by Leslie W. David but are subject to a voting agreement, dated February 25, 2010, between Mr. Pevow and Mr. David (the "David Voting Agreement"), pursuant to which Mr. David agreed to vote 308,602 Shares owned by Mr. David as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares; and

  •
  407,747 of the Shares are owned by Robert J. Seaberg but are subject to an amended voting agreement, dated March 12, 2010, between Mr. Pevow and Mr. Seaberg (which amended and restated the voting agreement, dated February 26, 2010, between Mr. Pevow and Mr. Seaberg) (as so amended and restated, the "Seaberg Voting Agreement" and, collectively with the Buterin Voting Agreement, the Davis Voting Agreement and the David Voting Agreement, the "Voting Agreements"), pursuant to which Mr. Seaberg agreed to vote 407,747 Shares owned by Mr. Seaberg as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares.

Accordingly, Mr. Pevow has sole voting power with respect to 5,438,265 Shares and sole dispositive power with respect to 2,292,070 Shares. The Davis Voting Agreement and the David Voting Agreement each terminate upon the earliest to occur of (i) July 4, 2010, (ii) the adjournment of the first annual meeting of stockholders of the Company held after the date of such Voting Agreement and (iii) written notice from Mr. Pevow. The Buterin Voting Agreement and the Seaberg Voting Agreement each terminate upon the earliest to occur of (i) November 26, 2010, (ii) the adjournment of the first annual meeting of stockholders of the Company held after the date of such Voting Agreement and (iii) written notice from Mr. Pevow.

        GEC Holding and Mr. Pevow intend to deliver a consent in respect of the 5,438,265 Shares beneficially held by them in favor of each of the Proposals.

BACKGROUND OF THE CONSENT SOLICITATION

        Mr. Pevow has been a stockholder of the Company since August 2009. During the third and fourth quarters of 2009 and early 2010, Mr. Pevow accumulated Shares through open market purchases.

        On February 1, 2010, Mr. Pevow entered into (i) a warrant agreement (the "VanderLinden Warrant Agreement") with Paul G. VanderLinden, III pursuant to which Mr. Pevow has the immediately exercisable option to acquire 370,200 shares of Common Stock owned by Mr. VanderLinden and (ii) a warrant agreement (the "Trailblazer Warrant Agreement" and, together with the VanderLinden Warrant Agreement, the "Warrant Agreements") with Trailblazer Partners, Ltd. ("Trailblazer") pursuant to which Mr. Pevow has the immediately exercisable option to acquire 660,335 Shares owned by Trailblazer. The options granted pursuant to the Warrant Agreements each has an exercise price of $0.39 per Share and expires on March 17, 2010. Mr. Pevow paid (i) Mr. VanderLinden a fee of $0.01 per Share for the option under the VanderLinden Warrant Agreement (or $3,702 in the aggregate) and (ii) Trailblazer a fee of $0.01 per Share for the option under the Trailblazer Warrant Agreement (or $6,603.35 in the aggregate).

        On February 11, 2010, Mr. Pevow and GEC Holding filed a Schedule 13D with the SEC stating that we had acquired the beneficial ownership of 2,292,070 Shares, or approximately 11.8% of the Company's outstanding Common Stock based on 19,397,125 shares of Common Stock outstanding as of March 16, 2010 as reported in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 24, 2010. We stated in our Schedule 13D filing that we were considering various alternative courses of action with respect to our investment in the

Company, as we deemed appropriate in light of the circumstances existing from time to time. Such actions were stated to possibly include, among other things: (i) acquiring additional shares of Common Stock; (ii) disposing of any or all of the shares of Common Stock held by us; (iii) communicating with management and members of the board of directors; (iv) communicating with stockholders of the Company or other persons who may desire to become stockholders of the Company regarding matters including alternatives to maximize stockholder value; (v) seeking to cause the Company to merge with or into, consolidate with, transfer all or substantially all of its assets to, or otherwise engage in any business combination with, one or more other parties; (vi) soliciting proxies or consents, to be used at either the Company's regular annual meeting of stockholders, or at a special meeting of stockholders, or otherwise, with respect to the matters described in clause (iv) above, including possibly the election of one or more nominees of Mr. Pevow and GEC Holding and/or such other stockholders to the board of directors of the Company, and other matters related thereto; (vii) seeking alone or with others to acquire control of the Company through a merger, proxy solicitation, tender offer, exchange offer or otherwise; and/or (viii) taking such other actions with respect to the Company as we may from time to time determine.

        As we evaluated our investment in the Company, we became concerned regarding the lack of strategic direction of the Company and what we believed to be the high level of general and administrative expenses at the Company. Accordingly, we scheduled meetings with Mr. John A. Raasch, a current director of the Company, and Mr. Steven W. Cattron, the chairman of the board of directors of the Company, to discuss these concerns.

        On February 16, 2010, Mr. Pevow met with Mr. Raasch and discussed a number of potential alternatives the Company could consider in order to maximize stockholder value of the Company, including among other things, the possibility of Mr. Pevow seeking to nominate individuals for election to the board of directors representing at least a majority of the directors of the Company.

        On February 22, 2010, Mr. Pevow met with Mr. Cattron. Mr. Pevow and Mr. Cattron discussed a number of conceptual alternatives with respect to Mr. Pevow's investment in the Company, with the express understanding that all alternatives were preliminary. Among other things, they discussed an acquisition by Mr. Pevow of all or a portion of the Common Stock of the Company, an acquisition by Mr. Pevow of the Company's Waxahachie pipeline and the appointment of Mr. Pevow to the board of directors of the Company. Mr. Pevow did not make any firm offers (including with respect to the price per share in any potential acquisition by Mr. Pevow of the Common Stock of Gateway) or indicate a definitive willingness to proceed towards any particular alternative.

        On February 23, 2010, Mr. Pevow entered into the initial Buterin Voting Agreement, pursuant to which Josh Buterin agreed to vote 1,287,564 Shares owned by Mr. Buterin as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares.

        On February 24, 2010, we filed an amended Schedule 13D stating that we had acquired the beneficial ownership of 3,579,364 Shares, or approximately 18.5% of the Company's Common Stock. The amended Schedule 13D that we filed on February 24, 2010 stated that we had and expected to continue to have discussions with stockholders of the Company, including requesting and receiving the irrevocable proxy from Josh Buterin pursuant to the Buterin Voting Agreement.

        On February 25, 2010, Mr. Pevow entered into the Davis Voting Agreement, pursuant to which Betty Davis agreed to vote 259,950 Shares owned by Ms. Davis as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares. On February 25, 2010, Mr. Pevow also entered into the David Voting Agreement, pursuant to which Leslie W. David agreed to vote 308,602 Shares owned by Mr. David as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares.

        On February 26, 2010, Mr. Pevow entered into the initial Seaberg Voting Agreement, pursuant to which Robert J. Seaberg agreed to vote 407,747 Shares owned by Mr. Seaberg as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares. On February 26, 2010, Mr. Pevow also entered into the amended Buterin Voting Agreement, pursuant to which Mr. Buterin agreed to vote 2,169,896 Shares owned by Mr. Buterin as instructed by Mr. Pevow and granted an irrevocable proxy to Mr. Pevow with respect to such Shares.

        On February 26, 2010, the Company issued a press release announcing that its board of directors had adopted a stockholder rights plan, commonly referred to as a poison pill. The Company stated in its press release that it adopted the stockholder rights plan in response to "the accumulation of shares of Gateway common stock and voting rights by Frederick M. Pevow, Jr. and his affiliate and discussions between Mr. Pevow and Gateway in which Mr. Pevow indicated an interest in acquiring Gateway for a price of between $0.40 and $0.45 per share. He previously informed a Gateway director, John Raasch, of his intentions to acquire control of the board of directors at the next annual meeting."

        On March 1, 2010, we filed a second amended Schedule 13D stating that we had acquired the beneficial ownership of 5,438,265 Shares, or approximately 28.0% of the Company's Common Stock. We obtained beneficial ownership of all of these 5,438,265 Shares prior to the Company's press release after the close of business on February 26, 2010 announcing the adoption of the stockholder rights plan.

        On March 3, 2010, we filed a third amended Schedule 13D stating our current intention to solicit proxies or consents to be used at either the Company's annual meeting of stockholders, or otherwise, for the election of nominees of ours representing at least a majority of the board of directors of the Company.

        On March 12, 2010, Mr. Pevow entered into the amended Seaberg Voting Agreement, which extended the term of the agreement.

        On March 16, 2010, Mr. Pevow entered into the second amended Buterin Voting Agreement, which extended the term of the agreement.

        On March 17, 2010, Mr. Pevow exercised his warrants granted pursuant to the Warrant Agreements in full and acquired 370,200 Shares from Mr. VanderLinden and 660,335 Shares from Trailblazer.

REASONS FOR THE CONSENT SOLICITATION

        We are the largest stockholder of the Company, currently owning dispositive power over 2,292,070 Shares representing approximately 11.8% of the Company's Common Stock outstanding. In contrast, the current board of directors, excluding John A. Raasch, directly own an aggregate of 342,158 Shares representing approximately 1.8% of the Common Stock outstanding (based on the most recent Form 4 filings by the current members of the board of directors and 19,397,125 shares of Common Stock outstanding as of March 16, 2010 as reported in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 24, 2010). In our view, the

Company has underperformed under the leadership of the current and past boards of directors, as shown by the key indicators below:

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  Stock Price (from February 1, 2000 to March 11, 2010)

GNRG Share Price 2/1/2000 - 3/11/2010

    Source: Yahoo! Finance.

  •
  History of Operating Profits (Losses)

	For the Fiscal Year Ended December 31,
	Revenues	Operating Income
2009	$6,707,974	$(275,875)
2008	$14,987,541	$(258,076)
2007	$11,454,511	$424,026
2006	$10,174,236	$305,621
2005	$10,643,925	$(133,642)
2004	$22,969,271	$(401,020)
2003	$15,174,343	$(524,742)
2002	$6,687,320	$(923,903)
2001	$11,763,285	$(627,899)
2000	$10,107,566	$(1,339,953)

    Source: Annual reports of the Company on Form 10-K.

        According to the voting results reported in the Company's Form 10QSB for the quarterly period ended June 30, 2007, the annual meeting of Company stockholders in 2007 resulted in the decision of a majority of stockholders voting to withhold their votes to elect Steve Cattron and Robert Panico to the board of directors (Mr. Cattron received 6,044,684 votes in favor of his election and 7,799,888 withhold votes and Mr. Panico received 6,010,076 votes in favor of his election and 7,834,496 withhold votes). The Company's then standing by-laws required a candidate for the board of directors in an uncontested election to receive a minimum affirmative vote of 35 percent of the shares of Common Stock entitled to vote at the meeting. According to the voting results reported in the Company's Form 10QSB for the quarterly period ended June 30, 2007, Messrs. Panico and Cattron were elected with 35.06% and 35.26%, respectively, of the shares entitled to vote. Mr. Panico's margin of election exceeded the minimum threshold of 35 percent by less than 11,000 votes out of approximately 17.14 million shares of

Common Stock entitled to vote. The current board of directors of the Company amended its by-laws to remove the 35 percent minimum threshold 19 days prior to the filing of a proxy statement to elect the current members of the board of directors at the 2008 annual meeting of stockholders (see the Company's current report on Form 8-K filed with the SEC on March 28, 2008).

        We further believe that the Company's history of operating losses and lack of confidence in the current board of directors are partly responsible for the Common Stock of the Company's current trading discount to book value, as shown below:

  •
  Trading Multiple of Book Value of Common Equity

Closing Price on March 26, 2010†:	$0.36
Multiplied by: Shares Outstanding as of March 16, 2010*:	19,397,125
Equals: Market Capitalization:	$6,982,965
Book Value of Stockholders' Equity as of December 31, 2009*:	$12,120,673
Market Capitalization as a percentage of Book Value:	58%

†
Yahoo! Finance.

*
Annual report of the Company on Form 10-K for the fiscal year ended December 31, 2009.

OUR PLANS TO ENHANCE STOCKHOLDER VALUE

        We plan to bring a strategic vision to the Company as well as the energy and determination to execute our strategic plan to the benefit of all stockholders. We do not currently plan to make an offer to acquire all or a majority of the Common Stock of the Company. In addition, other than for the Share ownership of the Nominees set forth in Annex B, we will have an independent (within the meaning of the NASDAQ listing standards) board of directors with a fiduciary duty to all stockholders. We currently intend that, following their election to the board of directors, our Nominees will purchase Common Stock in the open market with personal funds in order to align ourselves with the Company's stockholders.

        Our strategic plan is multi-layered but begins with the reduction of general and administrative expenses compared to the size of the Company's asset base and operating margin. As reported in the Company's Form 10-K for the fiscal year ended December 31, 2009, for the year ended December 31, 2009, general and administrative expenses of approximately $2.4 million represented approximately 88 percent of the Company's operating margin of approximately $2.7 million. In our view, the current cost structure is unsustainable. As of the date of this consent statement, we have not made any definitive determinations as to how we will reduce general and administrative expenses. However, if our Nominees are elected to the board of directors, we intend to evaluate the Company's general and administrative expenses to determine more specifically how they may be reduced.

        We will review capital raising alternatives available to the Company to facilitate profitable growth. We will consider alternatives including, but not limited to, senior bank debt, equity and debt private placements and public offerings, equity rights offerings and public and private limited partnership financings. Our Nominees to the board of directors possess significant experience in energy finance, corporate finance and master limited partnership finance.

        We plan to explore all growth opportunities from our existing asset base and from future acquisitions as well as the divestment of non-core assets. Henry Hub natural gas spot prices have declined by approximately 37% from February 2008 to February 2010 according to a February 12, 2010 study performed by Navigant Consulting, Inc. for the American Clean Skies Foundation. We believe that this decline in natural gas prices provides a significant opportunity to acquire natural gas assets at attractive prices. Our Nominees to the board of directors possess significant experience in the mergers and acquisitions and operational enhancement of oil and gas pipeline assets.

        Finally, if our Nominees are elected to the board of directors, we intend to quickly evaluate ways to reduce general and administrative expenses and to review capital raising alternatives and, once a course is selected, quickly but carefully execute any such initiatives. We appreciate the opportunity to serve all Company stockholders if you approve our Proposals in this consent statement.

THE PROPOSALS

        We are soliciting consents from the Company's stockholders in support of the following Proposals:

PROPOSAL 1: REMOVAL OF DIRECTORS.

        Proposal 1 is to remove, without cause, all members of the Board (and any person or persons, other than those elected by this consent solicitation, elected or appointed to the Board by any of such directors to fill any vacancy or newly created directorship prior to the effective date of these Proposals), other than John A. Raasch (if Mr. Raasch is willing to serve as a director of the Company if we obtain the necessary consents to approve Proposals 1 and 2).

        According to the Company's filings with the SEC, the following seven persons are currently members of the Board: Charles O. Buckner, Steven W. Cattron, William A. Henry, Robert Panico, John A. Raasch, J. Darby Sere and Gordon L. Wright.

        Section 141(k) of the DGCL provides that any director or the entire board of directors of a corporation may be removed, with or without cause, by holders of a majority of the shares then entitled to vote at an election of directors, except in certain cases involving corporations with classified boards or cumulative voting for directors. Since the Board is not classified and the Company does not have cumulative voting for directors, the Company's stockholders may remove the members of the Board, without cause, pursuant to this consent solicitation.

        WE URGE YOU TO CONSENT TO THE REMOVAL OF THE EXISTING DIRECTORS OF THE COMPANY, OTHER THAN JOHN A. RAASCH.

PROPOSAL 2: ELECTION OF NOMINEES.

        Proposal 2 is to elect our Nominees to serve as directors of the Company. Accordingly, if Proposal 1 is approved, we are nominating the Nominees to fill the available seats on the Board, and if the Nominees are elected they and John A. Raasch (if Mr. Raasch is willing to serve as a director of the Company if we obtain the necessary consents to approve Proposals 1 and 2) will constitute the entire membership of the Board. See "Consent Procedures" for further details relating to the election of the Nominees if fewer than all the existing directors other than John A. Raasch are removed pursuant to Proposal 1. Our Nominees are named below.

        We believe that each of the Nominees is independent within the meaning of NASDAQ listing standards (which, based on publicly available information, we understand to be the independence standards applicable to the Company) and is not currently affiliated with GEC Holding or Mr. Pevow (with the exception of Mr. Pevow himself), or with the Company or any subsidiary of the Company. Consequently, we believe that if the Nominees are elected, a majority of the directors will be independent within the meaning of the NASDAQ listing standards, and there will be a sufficient number of independent directors to serve on the Board's Audit Committee, Compensation and Stock Option Committee and Nominating Committee. We believe that John O. Niemann, Jr. qualifies as an "audit committee financial expert" as defined by SEC rules.

        The composition of the Board's committees will be determined by the Nominees, if elected, and John A. Raasch (if Mr. Raasch is willing to serve as a director of the Company if we obtain the necessary consents to approve Proposals 1 and 2). The Audit Committee, Compensation and Stock Option Committee and Nominating Committee will each consist solely of independent directors as determined in accordance with NASDAQ listing standards. No other specific determinations regarding the composition of the Board's committees have been made as of the date of this consent statement.

        Each of the Nominees has consented in a nominee agreement (i) to serve as a nominee to the Board, (ii) to serve as a director of the Company, if elected, and (iii) to being named as a nominee in this consent statement. We do not expect that any of the Nominees will be unable to stand for election to the Board or to serve as a director if elected. In the event that a vacancy in the slate of our Nominees should occur unexpectedly, we may appoint a substitute candidate selected by us. In such case or if we determine to add nominees because the Company expands the size of the Board subsequent to the date of this consent statement or otherwise, we intend to supplement this consent statement with the disclosure regarding such nominees required by Schedule 14A under the Exchange Act and to obtain the consent described in the first sentence of this paragraph.

        The following information contains each Nominee's name, age, present principal occupation, principal occupations and directorships for at least the last five years and business address. Each of the Nominees is a citizen of the United States of America.

        PERIN GREG DEGEURIN, age 48, is the president and co-owner of DeGeurin Realty, Inc., a commercial and residential real estate brokerage. Mr. deGeurin has been the president and co-owner of DeGeurin Realty, Inc. since 1989. Mr. deGeurin graduated from the University of Texas at Austin with a bachelor of arts from the School of Communications. Mr. deGeurin's business address is 2000 Bering Drive, Suite 102, Houston, TX 77057.

        DAVID FAIRFAX HUFF, age 44, is the president and co-owner of Progressive Pumps & Controls Corporation, a distributor of oilfield pumps and related accessories, a position he has held since January 2009. Mr. Huff was the vice president of Progressive Pumps & Controls from November 2006 to December 2008. He was self-employed from March 2006 to October 2006. He was the chief financial officer of Academy Sports & Outdoors from April 2005 to March 2006. Mr. Huff was formerly an investment banker for Bank of America and Bear, Stearns & Co. Inc., specializing in the energy sector. He graduated with a bachelor of science in accounting and finance from the University of Texas at Austin and earned a masters in business administration from the Wharton School, University of Pennsylvania. Mr. Huff's business address is 4016 Spring Cypress Road, Spring, TX 77388.

        JOHN O. NIEMANN, JR., age 53, is the president and chief operating officer of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen in 1978 and served as a partner since 1987 and in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The Alley Theatre and Taping for the Blind, Inc. He graduated with a bachelor of arts in managerial studies (magna cum laude) and a masters in accounting from Rice University and received a juris doctor (summa cum laude) from the South Texas College of Law. Mr. Niemann's business address is 6 Robinwood Lane, Houston, TX 77024.

        FREDERICK M. PEVOW, JR., age 47, is a private investor. He was the president of Pevow and Associates, Inc., which provided investment and interim CFO consulting services to companies in the energy, power and chemicals industries, from February 2006 to December 2008. He was the interim chief financial officer and a member of the board of directors of Texas Petrochemicals, Inc. from May 2004 to January 2006. He also served on the board of directors of Abraxas Petroleum Corporation. He was formerly a senior investment banker to the energy industry with Smith Barney Inc. and CIBC World Markets. Mr. Pevow graduated with a bachelor of arts in the Plan II Honors Program, University of Texas at Austin. Mr. Pevow's business address is 910 Oak Valley Drive, Houston, TX 77024.

        MR. PAUL G. VANDERLINDEN, III, age 56, has been manager of market development of Radoil, Inc., a manufacturer of oil and gas equipment, since January 2009. He was the president, chief operating officer and co-founder of Gulfshore Midstream Pipelines, Ltd., from 2001 until its sale to the Company in August 2007. He was an owner and co-founder of SeaCrest Company LLC and served as vice president from June 1997 until the formation of Gulfshore Midstream Pipelines, Ltd., in 2001. He has over 30 years of experience in the natural gas pipeline industry and held positions at Pan Energy, Natural Gas Pipeline Company of America and United Gas Pipe Line. Mr. VanderLinden graduated with a bachelor of science in Geology from Eastern New Mexico University. Mr. VanderLinden's business address is 12251 FM 529 Road, Houston, TX 77041.

        If elected, the Nominees will be responsible for managing the business and affairs of the Company. Each director of the Company has an obligation under Delaware law to discharge his duties as a director on an informed basis, in good faith, with due care and in a manner the director honestly believes to be in the best interests of the Company and its stockholders. It is possible that circumstances may arise in which the interests of GEC Holding and Mr. Pevow, on the one hand, and the interests of other stockholders of the Company, on the other hand, may differ. In any such case, we expect the Nominees to discharge fully their obligations to the Company and its stockholders under Delaware law and each Nominee has acknowledged in such Nominee's nominee agreement that there is, and can be, no agreement between GEC Holding and Mr. Pevow, on the one hand, and such Nominee, on the other hand, which governs the decisions such Nominee will make as a director of the Company. Other than the nominee agreement for each Nominee, there is no arrangement or understanding between any Nominee and any other person or persons, including the Company, pursuant to which any Nominee was selected as a nominee for election to the Board.

        The Nominees will not receive any compensation from us for their services as directors of the Company if elected. Each of our Nominees, if elected, will be entitled to receive from the Company compensation paid by the Company to its directors. The compensation currently paid by the Company to its directors is described in the Company's definitive proxy statement filed with the SEC on April 24, 2009 (the "2009 Proxy Statement").

        WE URGE YOU TO CONSENT TO THE ELECTION OF EACH OF OUR NOMINEES.

PROPOSAL 3: REPEAL OF ADDITIONAL BY-LAWS OR BY-LAW AMENDMENTS.

        Proposal 3 is to adopt a resolution which would repeal any provision of the By-Laws in effect at the time Proposal 3 becomes effective that was not included in the By-Laws that became effective on March 24, 2010 and were filed with the SEC on March 26, 2010. Based on publicly available information, the most recent version of the By-Laws was adopted on March 24, 2010 (and filed with the SEC on March 26, 2010), and no amendments after that date have been publicly disclosed.

        The following is the text of the proposed resolution:

  "RESOLVED, that any provision of the by-laws of Gateway Energy Corporation as of the effectiveness of this resolution that was not included in the amended and restated by-laws, effective as of March 24, 2010, as filed with the Securities and Exchange Commission on March 26, 2010, be and are hereby repealed."

        This Proposal is intended to prevent any actions by the current directors of the Company that might impede the effectiveness of any of these Proposals or negatively impact our ability to obtain stockholder consents or give effect to the will of the stockholders expressed in such consents. Section 109(a) of the DGCL and Article IX of the By-Laws permit the Company's stockholders to amend the By-Laws.

        If the incumbent Board does not effect any change to the version of the March 24, 2010 By-Laws publicly available in filings by the Company with the SEC, this Proposal will have no effect. However, if the incumbent Board has made changes since March 24, 2010, this Proposal, if adopted, will restore the By-Laws to the March 24, 2010 version that became publicly available in filings by the Company with the SEC on March 26, 2010, without considering the nature of any changes the incumbent Board may have adopted. As a result, this Proposal could have the effect of repealing By-Law amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, this Proposal will not preclude the newly-elected Board from reconsidering any repealed By-Law changes following the consent solicitation. We are not currently aware of any specific By-Law provisions that would be repealed by the adoption of this Proposal.

        WE URGE YOU TO CONSENT TO THE REPEAL OF ADDITIONAL BY-LAWS OR BY-LAW AMENDMENTS AS DESCRIBED ABOVE.

INTERESTS OF PARTICIPANTS IN THIS CONSENT SOLICITATION

        GEC Holding, Mr. Pevow and the Nominees are participants in this solicitation of written consents by us from the stockholders of the Company. Information in this consent statement and in Annexes A and B about each Participant was provided by that Participant.

CONSENT PROCEDURES

        Section 228(a) of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Consents must also bear the date of the signature of the stockholder who signs the written consent. The Company's certificate of incorporation does not prohibit, and therefore permits, the Company's stockholders to act by written consent.

        Section 213(b) of the DGCL provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation's board of directors is required and the board has not fixed a record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery of signed written consents made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Article V, Section 3 of the By-Laws provides that, for the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede, or be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board. The Board has fixed April 11, 2010 as the Record Date for this consent solicitation.

        A stockholder may consent to the removal of only certain existing directors by designating the names of one or more directors who are not to be removed. Accordingly, it is possible that some, but not all, of the existing directors other than John A. Raasch may be removed pursuant to Proposal 1. It is our intention that if fewer than all of the existing directors are removed, then the Nominees who are standing for election to fill the vacancies resulting from the removal of such existing directors be elected in order of the number of consents received by the Nominees, with the Nominee receiving the highest number of consents filling the first available vacancy. If fewer than four existing directors are removed pursuant to Proposal 1, then the Nominees, if elected, will not constitute a majority of the Board and will not be able to cause the Board to take (or not take) any specific action. In such an event, the Nominees will seek to influence the Board and management to address the issues they believe need to be addressed as set forth in "Reasons for the Consent Solicitation." There can be no assurance that the Nominees, if they constitute less than a majority of the Board, will be able to persuade other directors to join with them in addressing such issues.

        Under Section 228(c) of the DGCL, no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered, written consents signed by the holders of a sufficient number of shares are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Accordingly, for the Proposals to be adopted, properly completed and unrevoked written consents to the Proposals must be delivered to Gateway within 60 calendar days of the date of the earliest dated consent delivered to the Company. Nevertheless, we urge you to submit your consent as soon as possible so that our Nominees can be seated on the Board as soon as possible.

        Consents representing a majority of the outstanding Shares as of the close of business on the Record Date entitled to be voted at a meeting of stockholders on Proposals 1 and 2 (i.e., a majority of the issued and outstanding Shares) are required in order to implement Proposals 1 and 2. Consents representing 66 2/3% of the outstanding Shares as of the close of business on the Record Date entitled to be voted at a meeting of stockholders on Proposal 3 (i.e., two-thirds of the issued and outstanding Shares) are required in order to implement Proposal 3. According to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 24, 2010, there were 19,397,125 shares of Common Stock outstanding as of March 16, 2010. Accordingly, assuming 19,397,125 shares of Common Stock outstanding as of the Record Date, the consent of the holders of at least 9,698,563 Shares is necessary to effect Proposals 1 and 2 and the consent of the holders of at least 12,931,417 Shares is necessary to effect Proposal 3.

        If the Proposals are adopted pursuant to the consent procedures, prompt notice will be given pursuant to Section 228(e) of the DGCL to stockholders who have not executed consents.

        An executed consent card may be revoked at any time before the action authorized by the executed consent becomes effective by signing, dating and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Company or to GEC Holding, LLC, c/o InvestorCom, Inc., 65 Locust Avenue—Third Floor, New Canaan, CT 06840 or via the Internet by accessing https://www.proxyvotenow.com/PEVOW (please note that you must type an "s" after http). Although a revocation is effective if delivered to the Company, we request that either the originals or photostatic copies of all revocations of consents be mailed or delivered to InvestorCom, Inc. at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when consents to the Proposals have been received from the requisite stockholders of record on the Record Date.

        Please note, however, if your Shares are held in the name of a brokerage firm, bank or other nominee, only it can execute a revocation of a previously executed consent representing your Shares and only on receipt of your specific instructions. Accordingly, if you wish to revoke a previously executed consent, you should follow the instructions included in the materials that you have received or contact the person responsible for your account and give instructions to execute a written revocation on your behalf. You can also revoke your consent by signing, dating and returning a later dated consent card.

        We plan to present the results of any successful solicitation with respect to the corporate actions proposed herein to the Company as soon as possible.

        We may terminate the consent solicitation at any time. In addition, we reserve the right to solicit proxies from the Company's stockholders to be used at either the Company's annual meeting of stockholders, or otherwise, for the election of the Nominees or other nominees of ours representing at least a majority of the board of directors of the Company should the consent solicitation be terminated. Any such proxy solicitation would be made in accordance with the applicable provisions of Regulation 14A under the Exchange Act and pursuant to a definitive proxy statement on Schedule 14A.

SPECIAL INSTRUCTIONS

        Holders of Shares as of the close of business on the Record Date may elect to consent to, withhold consent to or abstain from consenting to the Proposals by marking the "CONSENT," "DOES NOT CONSENT" or "ABSTAIN" box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the postage-paid envelope provided.

        In addition, stockholders may withhold consent to the removal of any individual member of the Board (other than John A. Raasch) or to the election of any individual Nominee by writing such person's name in the space relating to the applicable Proposal on the consent card. We will not be able to elect any of the Nominees unless stockholders also approve the removal, without cause, of one or more of the existing members of the Board (other than John A. Raasch).

        If the stockholder has signed, dated and returned a consent card, but has failed to check a box marked "CONSENT," "DOES NOT CONSENT" or "ABSTAIN" for any of the Proposals, such stockholder will be deemed to have consented to such Proposal or Proposals, except that such stockholder will not be deemed to have consented to the removal of any member of the Board or the election of any Nominee whose name is written in by such stockholder in the space relating to the applicable Proposal on the consent card. A vote to "ABSTAIN" will have the same effect as withholding your consent to a Proposal.

        You may also submit your consent to us via the Internet by accessing https://www.proxyvotenow.com/PEVOW (please note that you must type an "s" after http) and following the instructions provided. Submitting your consent via the Internet authorizes your consent in the same manner as if you had signed, dated and returned a consent card.

        Please note that if your Shares are held in the name of a brokerage firm, bank or other nominee, only it can execute a consent representing your Shares and only upon receipt of your specific instructions. Accordingly, you should follow the instructions included in the materials that you have received or contact the person responsible for your account and give instructions to consent to the Proposals on your behalf. We urge you to then confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to GEC Holding, LLC, c/o InvestorCom, Inc., 65 Locust Avenue—Third Floor, New Canaan, CT 06840 so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        WE RECOMMEND THAT YOU CONSENT TO ALL OF THE PROPOSALS.

        YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. PLEASE NOTE YOU MUST SIGN AND DATE THE WHITE CONSENT CARD IN ORDER FOR IT TO BE VALID. ALTERNATIVELY, IF YOU HOLD YOUR SHARES IN YOUR OWN NAME (AS OPPOSED TO THROUGH THE NAME OF YOUR BROKERAGE FIRM, BANK OR OTHER NOMINEE), YOU MAY ALSO SUBMIT YOUR CONSENT TO US VIA THE INTERNET BY ACCESSING HTTPS://WWW.PROXYVOTENOW.COM/PEVOW (PLEASE NOTE THAT YOU MUST TYPE AN "S" AFTER HTTP) AND FOLLOWING THE INSTRUCTIONS PROVIDED. FAILURE TO SUBMIT YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

VOTING SECURITIES

        According to publicly available information, the Shares constitute the only class of outstanding voting securities of the Company. Accordingly, only holders of Shares are entitled to execute consents. Each Share is entitled to one vote. The Company's stockholders do not have cumulative voting rights.

        Proposals 1 and 2 will become effective without further action when written consents of stockholders holding a majority of the issued and outstanding Shares are delivered to the Company. Proposal 3 will become effective without further action when written consents of stockholders holding 66 2/3% of the issued and outstanding Shares are delivered to the Company. According to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 24, 2010, there were 19,397,125 shares of Common Stock outstanding as of March 16, 2010. Accordingly, assuming 19,397,125 shares of Common Stock outstanding as of the Record Date, the consent of the holders of at least 9,698,563 Shares is necessary to effect Proposals 1 and 2 and the consent of the holders of at least 12,931,417 Shares is necessary to effect Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information is based on Schedule 13Gs and Form 4s filed with the SEC on or prior to March 31, 2010 (except for the information with respect to Mr. Pevow). The percentage of Common Stock owned is based on 19,397,125 shares of Common Stock outstanding as of March 16, 2010 as reported in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

        The following table provides information as of March 31, 2010 as to the ownership of Common Stock by each person known to the Company to be the beneficial owner of five percent or more of the Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Frederick M. Pevow, Jr. 910 Oak Valley Drive Houston, TX 77024	5,438,265	(1)	28.0%
Common Stock	John A. Raasch 1960 Las Palmas, #138 Laughlin, NV 89029	1,281,409	(2)	6.6%
Common Stock	Josh Buterin 365 Kaw Lane East Lake Quivera, KS 66217	1,287,564	(3)	6.6%

(1)
As described above under "Information about GEC Holding and Frederick M. Pevow, Jr.," an aggregate of 3,146,195 shares of the Common Stock are beneficially owned by Mr. Pevow due to his rights under the Voting Agreements. Accordingly, Mr. Pevow has sole voting power with respect to 5,438,265 shares of the Common Stock and sole dispositive power with respect to 2,292,070 shares of Common Stock.

(2)
Information obtained from Mr. Raasch's Form 4 filed with the SEC on September 16, 2009.

(3)
Information obtained from Mr. Buterin's Schedule 13G filed with the SEC on April 7, 2008. Mr. Pevow possesses sole voting power of the 1,287,564 shares of Common Stock owned by Mr. Buterin pursuant to the Buterin Voting Agreement.

        The following table provides information as of March 31, 2010 as to the ownership of Common Stock by (i) each director of the Company; (ii) each of the Company's executive officers and (iii) all directors and executive officers of the Company as a group:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Charles O. Buckner, Director	87,760	(1)	*
Common Stock	Steven W. Cattron, Chairman	53,936	(2)	*
Common Stock	William A. Henry, Director	52,410	(3)	*
Common Stock	Robert Panico, Director, Chief Executive Officer and President	880,208	(4)(5)	4.5%
Common Stock	John A. Raasch, Director	1,281,409	(6)	6.6%
Common Stock	J. Darby Sere, Director	73,936	(7)	*
Common Stock	Gordon L. Wright, Director	53,410	(8)	*
Common Stock	Christopher M. Rasmussen, Chief Financial Officer, Treasurer and Secretary	416,789	(9)(10)	2.2%
	All directors, officers and nominees as a group	2,899,858		15.0%

*
Indicates less than 1% ownership.

(1)
Information obtained from Mr. Buckner's Form 4 filed with the SEC on September 14, 2009.

(2)
Information obtained from Mr. Cattron's Form 4 filed with the SEC on May 22, 2009.

(3)
Information obtained from Mr. Henry's Form 4 filed with the SEC on September 2, 2009.

(4)
Information obtained from Mr. Panico's Form 4s filed with the SEC on May 22, 2009 and February 4, 2010.

(5)
Includes 20,706 shares of Common Stock beneficially owned directly, 3,344 shares of Common Stock beneficially owned indirectly and 856,158 shares of Common Stock purchasable pursuant to exercisable stock options.

(6)
Information obtained from Mr. Raasch's Form 4 filed with the SEC on September 16, 2009.

(7)
Information obtained from Mr. Sere's Form 4 filed with the SEC on June 6, 2009.

(8)
Information obtained from Mr. Wright's Form 4 filed with the SEC on May 22, 2009.

(9)
Information obtained from Mr. Rasmussen's Form 4s filed with the SEC on September 11, 2008 and May 22, 2009.

(10)
Includes 29,000 shares of Common Stock beneficially owned directly and 387,789 shares of Common Stock purchasable pursuant to exercisable stock options.

 SOLICITATION OF CONSENTS

        Consents will be solicited by mail, telephone, telefax, telegraph, the Internet, e-mail, newspapers and other publications of general distribution and in person. GEC Holding, Mr. Pevow and the other Participants hereto may assist in the solicitation of consents without any additional remuneration (except as otherwise set forth in this consent statement).

        We have retained InvestorCom, Inc. for solicitation and advisory services in connection with the solicitation of consents, for which InvestorCom, Inc. is to receive a fee of up to $9,500. Up to 15 people may be employed by InvestorCom, Inc. in connection with the solicitation of consents. We have also agreed to reimburse InvestorCom, Inc. for out-of-pocket expenses, $3,000 of which have already been advanced, and to indemnify InvestorCom, Inc. against certain liabilities and expenses, including reasonable legal fees and related charges. InvestorCom, Inc. will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. Our expenses related to the solicitation of consents are currently estimated to be approximately $125,000, of which approximately $75,000 has been incurred to date. The entire expense of soliciting consents in connection with the Proposals by us or on our behalf is being borne by us. To the extent legally permissible, we intend to seek reimbursement from the Company for the costs of this consent solicitation. We do not currently intend to submit approval of such reimbursement to a vote of stockholders of the Company at a subsequent meeting of stockholders unless required by applicable law.

        If you have any questions concerning this consent statement or the procedures to be followed to execute and deliver a consent, please contact InvestorCom, Inc. at the address or phone number specified below under the heading "Other Information."

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        According to the Company's 2009 Proxy Statement, a stockholder who desires to include a proposal in the proxy material relating to the next annual meeting of stockholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 14, 2009, for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposal also must meet the other requirements of the SEC under Rule 14a-8 relating to stockholder proposals required to be included in the Company's proxy statement.

        For a stockholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, or to nominate a director, the stockholder must provide the information required by the By-Laws and give timely notice (to the attention of the Secretary) in accordance with the By-Laws, which, in general, require that the notice be received by not later than the close of business on March 21, 2010. If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company's annual meeting for the prior year or the tenth day following the day on which public announcement of the date of such meeting was first made, then notice of a stockholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 or the nomination must be received not earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

FORWARD-LOOKING STATEMENTS

        This consent statement contains certain statements which are "forward looking" in nature (including statements regarding our plans if we obtain the requisite consents to approve the Proposals), and stockholders should be aware that any such forward-looking statements are only predictions, subject to risks and uncertainties that exist in the business environment which could render actual outcomes and results materially different than predicted. In some cases, such forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expects," "intends" or "believes" or the negative of such terms or other comparable terminology.

OTHER INFORMATION

        The information concerning the Company contained herein has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. We have no knowledge that would indicate that statements relating to the Company contained in this consent statement in reliance upon publicly available information are inaccurate or incomplete. We do not take any responsibility for the accuracy or completeness of such information or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of any such information.

        Annex A, attached hereto, sets forth information concerning the Nominees. Annex B, attached hereto, sets forth information concerning the Participants in our solicitation of consents from the Company's stockholders.

        YOUR PROMPT ACTION IS IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT CARD TODAY. PLEASE NOTE YOU MUST SIGN AND DATE THE WHITE CONSENT CARD IN ORDER FOR IT TO BE VALID. ALTERNATIVELY, IF YOU HOLD YOUR SHARES IN YOUR OWN NAME (AS OPPOSED TO THROUGH THE NAME OF YOUR BROKERAGE FIRM, BANK OR OTHER NOMINEE), YOU MAY ALSO SUBMIT YOUR CONSENT TO US VIA THE INTERNET BY ACCESSING HTTPS://WWW.PROXYVOTENOW.COM/PEVOW (PLEASE NOTE THAT YOU MUST TYPE AN "S" AFTER HTTP) AND FOLLOWING THE INSTRUCTIONS PROVIDED.

        April 2, 2010

        If you have any questions or require any assistance in executing your WHITE consent card or submitting your consent via the Internet, please contact InvestorCom, Inc., the firm assisting us in our solicitation of consents.

InvestorCom, Inc.
65 Locust Avenue—Third Floor
New Canaan, CT 06840
Stockholders Call Toll Free: (877) 972-0090
Banks and Brokers Call: (203) 972-9300

Important Notice Regarding the Availability of this Consent Statement

This consent statement is available on the Internet at www.icommaterials.com.

ANNEX A

CERTAIN INFORMATION CONCERNING THE NOMINEES

        There are no material legal proceedings in which any of the Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or proceedings in which such Nominees or associates have a material interest adverse to the Company or any of its subsidiaries. None of the Nominees have been involved in any legal proceedings in the preceding ten years described in Item 401(f) of Regulation S-K other than as set forth in this Annex A or in the consent statement.

        John O. Niemann, Jr., in his role as a member of senior management of Arthur Andersen LLP, was named as an individual defendant in the following seven proceedings, some of which may have alleged fraud: (i) Janice M. McLaren and James Campbell, individually and on behalf of all similarly situated stockholders of Enron Corp., v. Arthur Andersen LLP, David Duncan, D. Stephen Goddard, Jr., John Niemann, William Swanson, Dean Swick, and Tom Elsenbrook; (ii) William Coy and Candy Mounter, individually and on behalf of all similarly situated stockholders of Enron Corp., v. Arthur Andersen LLP, David T. Duncan, D. Stephen Goddard, Jr., John Niemann, William Swanson, Dean Swick, and Tom Elsenbrook; (iii) Federal Insurance Company v. Arthur Andersen LLP, Larry J. Gorrell, Terry E. Hatchett, John O. Niemann, Jr., Stephen H. Rogers, and Louis P. Salvatore; (iv) Gilbert F. Viets v. Deloitte Touch LLP, et. al.; (v) James M. Neckopulos v. Arthur Andersen LLP, et. al.; (vi) Leonard R. Powers, et. al. v. Arthur Andersen LLP, et. al.; and (vii) Richard Huelsmann, et. al. v. Arthur Andersen LLP, et. al. All of these proceedings have been settled, dismissed or decided in favor of the defendants without the finding or admission of any wrongdoing. In addition, Arthur Andersen LLP has been involved in numerous securities related proceedings in the past ten years. Except for the proceedings referenced above, Mr. Niemann was not named as an individual defendant in any other of these proceedings.

        There are no family relationships among the Nominees or between any of the Nominees and any director or executive officer of the Company. Other than as disclosed in the consent statement, none of the Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans or other compensation from, or in respect of, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K.

ANNEX B

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Securities Held by Participants

        The Participants and their associates may be deemed to have beneficial ownership of securities of the Company as set forth in the chart below or, with respect to GEC Holding and Mr. Pevow, as set forth in the consent statement under the heading "Security Ownership of Certain Beneficial Owners and Management." None of the Participants or any of their associates owns any securities of the Company of record that such person does not own beneficially.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class†
Common Stock	Perin Greg deGeurin	—	—
Common Stock	David F. Huff, Jr.	—	—
Common Stock	John O. Niemann, Jr.,	—	—
Common Stock	Paul G. VanderLinden, III	20,000	*

†
Percentage ownership based on 19,397,125 shares of Common Stock outstanding as of March 16, 2010 as reported in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

*
Indicates less than 1% ownership.

Transactions in the Company's Securities by Participants

        The following tables set forth purchases and sales during the past two years of the Company's securities by the Participants. With the exception of $74,881.18 borrowed by Mr. Pevow to purchase Shares pursuant to a margin account with Mr. Pevow's broker, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Mr. Pevow has pledged 2,292,070 Shares to a margin account with Mr. Pevow's broker.

Transactions in the Company's Securities by Frederick M. Pevow, Jr.

Title of Class	Date of Transaction	Nature of Transaction	Number of Securities
Common Stock	3/17/2010	Buy	370,200 shares	(1)
Common Stock	3/17/2010	Buy	660,335 shares	(2)
Common Stock	2/10/2010	Buy	5,000 shares
Common Stock	2/10/2010	Buy	7,000 shares
Common Stock	2/3/2010	Buy	5,000 shares
Common Stock	2/3/2010	Buy	5,000 shares
Common Stock	2/2/2010	Buy	675,000 shares
Common Stock	2/2/2010	Buy	5,000 shares
Common Stock	1/21/2010	Buy	3,543 shares
Common Stock	1/15/2010	Buy	5,000 shares
Common Stock	1/14/2010	Buy	5,000 shares
Common Stock	1/13/2010	Buy	1,000 shares

Title of Class	Date of Transaction	Nature of Transaction	Number of Securities
Common Stock	1/11/2010	Buy	5,000 shares
Common Stock	12/30/2009	Buy	10,000 shares
Common Stock	12/29/2009	Buy	22,165 shares
Common Stock	12/23/2009	Buy	14,000 shares
Common Stock	12/23/2009	Buy	14,550 shares
Common Stock	12/22/2009	Buy	3,000 shares
Common Stock	12/15/2009	Buy	7,895 shares
Common Stock	12/15/2009	Buy	19,600 shares
Common Stock	12/8/2009	Buy	1,000 shares
Common Stock	12/7/2009	Buy	100 shares
Common Stock	12/4/2009	Buy	1,000 shares
Common Stock	11/19/2009	Buy	10,000 shares
Common Stock	11/19/2009	Buy	1,000 shares
Common Stock	11/17/2009	Buy	20,000 shares
Common Stock	11/17/2009	Buy	20,000 shares
Common Stock	11/17/2009	Buy	398 shares
Common Stock	11/16/2009	Buy	5,000 shares
Common Stock	11/10/2009	Buy	10,000 shares
Common Stock	11/10/2009	Buy	3,750 shares
Common Stock	11/9/2009	Buy	60,589 shares
Common Stock	11/3/2009	Buy	20,000 shares
Common Stock	11/3/2009	Buy	20,000 shares
Common Stock	11/3/2009	Buy	60,000 shares
Common Stock	11/3/2009	Buy	38,860 shares
Common Stock	10/28/2009	Buy	10,000 shares
Common Stock	10/28/2009	Buy	7,500 shares
Common Stock	10/28/2009	Buy	5,000 shares
Common Stock	10/28/2009	Buy	4,300 shares
Common Stock	10/28/2009	Buy	3,750 shares
Common Stock	10/21/2009	Buy	5,000 shares
Common Stock	10/21/2009	Buy	3,500 shares
Common Stock	10/20/2009	Buy	3,000 shares
Common Stock	10/20/2009	Buy	3,000 shares

Title of Class	Date of Transaction	Nature of Transaction	Number of Securities
Common Stock	10/15/2009	Buy	5,000 shares
Common Stock	10/15/2009	Buy	5,000 shares
Common Stock	10/15/2009	Buy	1,100 shares
Common Stock	10/5/2009	Buy	13,153 shares
Common Stock	9/24/2009	Buy	30,000 shares
Common Stock	9/17/2009	Sell	5,000 shares
Common Stock	9/14/2009	Buy	100 shares
Common Stock	9/14/2009	Buy	100 shares
Common Stock	8/27/2009	Buy	40,000 shares
Common Stock	8/26/2009	Buy	500 shares
Common Stock	8/25/2009	Buy	5,000 shares
Common Stock	8/24/2009	Buy	900 shares
Common Stock	8/21/2009	Buy	5,000 shares
Common Stock	8/21/2009	Buy	31,000 shares
Common Stock	8/20/2009	Buy	60 shares
Common Stock	8/19/2009	Buy	122 shares

(1)
Shares acquired from Mr. VanderLinden pursuant to Mr. Pevow's exercise of his warrant granted pursuant to the VanderLinden Warrant Agreement.

(2)
Shares acquired from Trailblazer pursuant to Mr. Pevow's exercise of his warrant granted pursuant to the Trailblazer Warrant Agreement.

Transactions in the Company's Securities by Paul G. VanderLinden, III

Title of Class	Date of Transaction	Nature of Transaction	Number of Securities
Common Stock	3/17/2010	Sell	370,200 shares	(1)
Common Stock	1/21/2010	Buy	200 shares
Common Stock	10/29/2009	Sell	7,000 shares
Common Stock	10/29/2009	Sell	3,000 shares
Common Stock	10/28/2009	Sell	4,300 shares
Common Stock	10/28/2009	Sell	10,000 shares
Common Stock	10/26/2009	Sell	700 shares
Common Stock	10/26/2009	Sell	1,000 shares
Common Stock	10/23/2009	Sell	4,000 shares
Common Stock	10/23/2009	Sell	2,000 shares
Common Stock	10/23/2009	Sell	1,000 shares
Common Stock	10/23/2009	Sell	3,000 shares
Common Stock	10/23/2009	Sell	3,000 shares
Common Stock	10/23/2009	Sell	3,000 shares
Common Stock	10/22/2009	Sell	1,600 shares
Common Stock	10/22/2009	Sell	5,000 shares
Common Stock	10/22/2009	Sell	5,000 shares
Common Stock	10/22/2009	Sell	5,000 shares
Common Stock	10/21/2009	Sell	400 shares
Common Stock	10/21/2009	Sell	1,000 shares
Common Stock	10/21/2009	Sell	5,000 shares
Common Stock	10/21/2009	Sell	3,000 shares
Common Stock	10/21/2009	Sell	5,000 shares
Common Stock	10/21/2009	Sell	5,000 shares
Common Stock	10/21/2009	Sell	3,000 shares
Common Stock	10/21/2009	Sell	3,000 shares
Common Stock	10/20/2009	Sell	2,000 shares
Common Stock	10/20/2009	Sell	2,000 shares
Common Stock	10/20/2009	Sell	3,000 shares
Common Stock	10/20/2009	Sell	2,000 shares
Common Stock	10/20/2009	Sell	3,000 shares
Common Stock	10/20/2009	Sell	3,000 shares

Title of Class	Date of Transaction	Nature of Transaction	Number of Securities
Common Stock	10/19/2009	Sell	2,000 shares
Common Stock	10/19/2009	Sell	3,000 shares
Common Stock	10/15/2009	Sell	400 shares
Common Stock	10/15/2009	Sell	5,000 shares
Common Stock	10/15/2009	Sell	5,000 shares
Common Stock	10/12/2009	Sell	300 shares
Common Stock	10/5/2009	Sell	1,300 shares
Common Stock	10/5/2009	Sell	1,000 shares
Common Stock	10/5/2009	Sell	1,000 shares
Common Stock	9/28/2009	Sell	2,000 shares
Common Stock	9/17/2009	Sell	10,000 shares
Common Stock	9/15/2009	Sell	7,000 shares
Common Stock	9/15/2009	Sell	6,250 shares
Common Stock	9/15/2009	Sell	3,750 shares
Common Stock	9/15/2009	Sell	10,000 shares
Common Stock	9/14/2009	Sell	2,000 shares
Common Stock	9/14/2009	Sell	1,000 shares
Common Stock	9/14/2009	Sell	10,000 shares
Common Stock	9/11/2009	Sell	10,000 shares
Common Stock	9/10/2009	Sell	5,000 shares
Common Stock	9/10/2009	Sell	5,000 shares
Common Stock	9/8/2009	Sell	10,000 shares
Common Stock	9/4/2009	Sell	10,000 shares
Common Stock	2/11/2009	Sell	5,000 shares
Common Stock	1/30/2009	Sell	5,000 shares
Common Stock	1/29/2009	Sell	5,000 shares
Common Stock	1/29/2009	Sell	5,000 shares
Common Stock	1/29/2009	Sell	1,300 shares
Common Stock	1/23/2009	Sell	1,000 shares
Common Stock	1/16/2009	Sell	200 shares
Common Stock	1/14/2009	Sell	500 shares
Common Stock	1/14/2009	Sell	2,000 shares
Common Stock	12/31/2008	Sell	5,000 shares

Title of Class	Date of Transaction	Nature of Transaction	Number of Securities
Common Stock	12/31/2008	Sell	5,000 shares
Common Stock	12/31/2008	Sell	5,000 shares
Common Stock	12/31/2008	Sell	5,000 shares
Common Stock	12/1/2008	Sell	1,000 shares
Common Stock	11/26/2008	Sell	1,000 shares
Common Stock	11/26/2008	Sell	1,000 shares
Common Stock	11/21/2008	Sell	2,000 shares
Common Stock	11/20/2008	Sell	15,000 shares
Common Stock	11/20/2008	Sell	10,000 shares
Common Stock	11/20/2008	Sell	5,000 shares
Common Stock	11/20/2008	Sell	10,000 shares
Common Stock	11/20/2008	Sell	10,000 shares
Common Stock	11/18/2008	Sell	10,000 shares
Common Stock	11/18/2008	Sell	6,550 shares
Common Stock	11/18/2008	Sell	5,000 shares
Common Stock	11/18/2008	Sell	2,000 shares
Common Stock	11/17/2008	Sell	1,000 shares
Common Stock	11/14/2008	Sell	450 shares
Common Stock	11/14/2008	Sell	2,550 shares
Common Stock	11/14/2008	Sell	5,000 shares
Common Stock	11/14/2008	Sell	2,000 shares
Common Stock	11/13/2008	Sell	2,000 shares
Common Stock	11/13/2008	Sell	5,000 shares
Common Stock	11/13/2008	Sell	5,000 shares
Common Stock	11/12/2008	Sell	1,000 shares
Common Stock	11/12/2008	Sell	4,000 shares
Common Stock	11/11/2008	Sell	50 shares
Common Stock	11/10/2008	Sell	5,000 shares
Common Stock	11/10/2008	Sell	5,000 shares
Common Stock	10/30/2008	Sell	1,000 shares
Common Stock	10/21/2008	Sell	1,000 shares
Common Stock	10/8/2008	Sell	400 shares
Common Stock	10/8/2008	Sell	597 shares

Title of Class	Date of Transaction	Nature of Transaction	Number of Securities
Common Stock	10/8/2008	Sell	2,000 shares
Common Stock	10/7/2008	Sell	1,210 shares
Common Stock	10/7/2008	Sell	2,000 shares
Common Stock	10/7/2008	Sell	1,790 shares
Common Stock	10/7/2008	Sell	10 shares
Common Stock	10/7/2008	Sell	200 shares
Common Stock	10/1/2008	Sell	700 shares
Common Stock	9/30/2008	Sell	218 shares
Common Stock	9/29/2008	Sell	1,100 shares
Common Stock	9/24/2008	Sell	2,000 shares
Common Stock	9/22/2008	Sell	175 shares

(1)
Shares sold to Mr. Pevow in connection with his exercise of the warrant granted pursuant to the VanderLinden Warrant Agreement.

Miscellaneous Information Concerning the Participants

        Except as described in this Annex B or in the consent statement, no Participant nor any of his or her respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since January 1, 2009, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any Participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex B or in the consent statement, no Participant or Participant Affiliate (i) directly or indirectly beneficially owns any securities of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder.

        Except as described in this Annex B or in the consent statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Annex B or in the consent statement, there are no contracts, arrangements or understandings by any Participant within the past year with any person with respect to any securities of the Company, including, but not limited to, the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

FORM OF CONSENT CARD—WHITE

CONSENT OF STOCKHOLDERS OF GATEWAY ENERGY CORPORATION TO TAKE ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY GEC HOLDING, LLC AND FREDERICK M. PEVOW, JR.
AND NOT ON BEHALF OF THE BOARD OF DIRECTORS
OF GATEWAY ENERGY CORPORATION

Unless otherwise indicated below, the undersigned hereby consents pursuant to Section 228(a) of the General Corporation Law of the State of Delaware with respect to all shares of common stock, par value $0.25 per share, of Gateway Energy Corporation, a Delaware corporation (the “Company”), held by the undersigned as of the record date for determining shares entitled to consent, to the taking of the following actions without a meeting of the Company’s stockholders:

IF NO BOX IS MARKED FOR ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED RELATING TO THE APPLICABLE PROPOSAL.  GEC HOLDING, LLC (“GEC HOLDING”) AND FREDERICK M. PEVOW, JR. (“MR. PEVOW”) RECOMMEND THAT YOU CONSENT TO ALL PROPOSALS.

None of the Proposals is subject to, or is conditioned upon, the adoption of the other Proposals; however, if none of the existing members of the Company’s Board of Directors are removed in Proposal 1, there will be no vacancies to fill so none of the nominees can be elected in Proposal 2.  Accordingly, GEC Holding and Mr. Pevow will not be seeking to elect nominees under Proposal 2 unless the stockholders also approve the removal, without cause, of one or more of the existing members of the Company’s Board of Directors (other than John A. Raasch).

1.               Remove, without cause, Charles O. Buckner, Steven W. Cattron, William A. Henry, Robert Panico, J. Darby Sere and Gordon L. Wright as directors of the Company and any other person (other than those elected pursuant to this proposed action by written consent) elected or appointed to the Company’s Board of Directors by any of such directors to fill any vacancy on the Company’s Board of Directors or any newly created directorship prior to the effective date of these Proposals.

☐ CONSENT	☐ DOES NOT CONSENT	☐ ABSTAIN

INSTRUCTION: IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 1, BUT NOT ALL OF THEM, MARK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW.

2.               Elect Perin Greg deGeurin, David F. Huff, John O. Niemann, Jr., Frederick M. Pevow, Jr. and Paul G. VanderLinden, III to serve as directors of the Company.

☐ CONSENT	☐ DOES NOT CONSENT	☐ ABSTAIN

INSTRUCTION: IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 2, BUT NOT ALL OF THEM, MARK THE “CONSENT” BOX ABOVE AND

WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW.

3.               Repeal any provision of the Company’s Amended and Restated By-Laws (the “By-Laws”) in effect at the time this proposal becomes effective that was not included in the By-Laws that became effective on March 24, 2010 and were filed with the Securities and Exchange Commission on March 26, 2010.

☐ CONSENT	☐ DOES NOT CONSENT	☐ ABSTAIN

IN THE ABSENCE OF CONTRARY INSTRUCTIONS, OR IF NO INSTRUCTIONS ARE GIVEN, THE UNDERSIGNED HEREBY CONSENTS TO EACH PROPOSAL LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Dated:

Signature of Stockholder (title, if any)

Signature of Stockholder (if held jointly)

Please sign exactly as your name or names appear on the stock certificate or on the attached label hereon.  If shares are held jointly, each stockholder should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

2